Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 28, 2010, with respect to the financial statements and supplemental schedules included in the Annual Report of Superior Bancorp 401(k) Plan on Form 11-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of Superior Bancorp on Form S-8 (File No. 333-137143), effective September 6, 2006.
/s/ GRANT THORNTON LLP
Raleigh, North Carolina
June 28, 2010

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